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Exhibit 3.2

Subject to the Shareholders' Agreement, dated as of
February 18, 2000 and as amended with the approval
of the Board of Directors from time to time thereafter,
among the Corporation and the shareholders named therein.

NEXTEL PARTNERS, INC.

BYLAWS

Amended and Restated as of June 3, 2004

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ARTICLE 4 OFFICERS
4.1	Titles	8
4.2	Election	8
4.3	Salaries	9
4.4	Removal and Resignation; Vacancies	9
4.5	Authority and Duties	9
4.6	Powers and Duties	9
4.7	Security	9
ARTICLE 5 CAPITAL STOCK
5.1	Certificates of Stock, Uncertificated Shares	9
5.2	Signatures; Facsimile	9
5.3	Lost, Stolen or Destroyed Certificates	9
5.4	Transfer of Stock	10
5.5	Record Date	10
5.6	Registered Stockholders	10
5.7	Transfer Agent and Registrar	10
ARTICLE 6 OFFICES
6.1	Registered Office	10
6.2	Other Offices	10
ARTICLE 7 GENERAL PROVISIONS
7.1	Dividends	11
7.2	Reserves	11
7.3	Execution of Instruments	11
7.4	Corporate Indebtedness	11
7.5	Deposits	11
7.6	Checks	11
7.7	Sale, Transfer, etc. of Securities	11
7.8	Voting as Stockholder	12
7.9	Fiscal Year	12
7.10	Seal	12
7.11	Books and Records	12
ARTICLE 8 AMENDMENT OF BYLAWS
8.1	Amendment	12
ARTICLE 9 CONSTRUCTION
9.1	Construction	12

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BYLAWS
NEXTEL PARTNERS, INC.

ARTICLE 1

STOCKHOLDERS

        1.1    Place of Meetings.    Meetings of stockholders shall be held at any place, within or outside the State of Delaware, designated by the Board of Directors. In the absence of any such designation, stockholders' meetings shall be held at the registered office of the Corporation.

        The Board of Directors may, in its sole discretion, determine that any such meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxy holders not physically present at a meeting of stockholders may, by means of remote communication (a) participate in a meeting of stockholders, and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

        1.2    Annual Meeting.    The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before such meeting shall be held each year at such date and hour as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting.

        1.3    Special Meetings.    Special meetings of the stockholders may be called at any time by the Chief Executive Officer (or by the President, if there is no Chief Executive Officer) and shall be called by the Chief Executive Officer (or by the President, if there is no Chief Executive Officer), or by the Secretary, immediately upon receipt of a written request therefor by a majority of the Board of Directors. No other person or persons are permitted to call a special meeting.

        1.4    Notice of Meetings; Waiver.    The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at such meeting. Notice of every meeting of stockholders shall be given by any means permitted by the General Corporation Law. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address as it appears on the record of stockholders of the Corporation, or, if he or she shall have filed with the Secretary a written request that notices to him or her be mailed to some other address, then directed to him or her at such other address. If such notice is electronically transmitted, it shall be deemed to have been given to a stockholder when directed to an electronic mail address at which the stockholder has consented to receive notice. Confirmation of receipt will not be required. Such further notice shall be given as may be required by law.

        Notice shall be deemed to have been given to all stockholders of record who share a post office or street or electronic mail address if notice is given in accordance with the "householding" rules set forth in Rule 14a-3(e) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        Whenever notice is required to be given to stockholders hereunder, a written waiver, signed by a stockholder, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

        1.5    Quorum.    Except as otherwise required by law or by the Restated Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting.

        1.6    Voting.    If, pursuant to Section 5.5 of these Bylaws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share outstanding in his or her name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his or her name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law, by the Restated Certificate of Incorporation, or by the Shareholders' Agreement, dated as of February 18, 2000 and as amended with the approval of the Board of Directors from time to time thereafter, by and among the Corporation and the shareholders identified therein (the "Shareholders' Agreement"), the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting.

        1.7    Voting by Ballot.    No vote of the stockholders need be taken by written ballot or conducted by inspectors of election, unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

        1.8    Adjournment.    If a quorum is not present at any meeting of the stockholders, then either (a) the presiding officer of such meeting or (b) the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than 30 days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.5 of these Bylaws, a notice of the adjourned meeting, conforming to the requirements of Section 1.4 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting.

        1.9    Proxies.    Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may, by a written instrument signed by such stockholder or his or her attorney-in-fact, authorize another person or persons to vote at any such meeting and express such consent or dissent for him or her by proxy. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary.

        1.10    Organization; Procedure.    At every meeting of stockholders the presiding officer shall be the Chairman of the Board or, in the event of his or her absence or disability, the Chief Executive Officer (or the President, if there is no Chief Executive Officer) or, in the event of his or her absence or disability, a presiding officer chosen by a majority of the Board of Directors. The Secretary, or in the event of his or her absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders (including without limitation restricting entry to the meeting before or after it has commenced, maintaining order and the safety of those in attendance, opening and closing the polls for voting, dismissing business or proposals not properly submitted, limiting the time allowed for discussion of the business of the meeting, restricting the persons (other than stockholders of the Corporation or their duly appointed proxies) that may attend the meeting, and ascertaining whether any stockholder or proxy holder may be excluded from the meeting based upon a determination by the presiding officer, in his or her sole discretion, that the stockholder or proxy holder is unduly disruptive or is likely to disrupt the meeting) may be determined by such presiding officer.

        1.11    Advance Notice of Stockholder Proposals.

        (a)   The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to only such matters, including the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 1.11.

        (b)   For any matter to be properly before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 1.11(b) by a stockholder of record or a stockholder (a "Nominee Holder") that holds voting securities entitled to vote at meetings of stockholders through a nominee or "street name" holder of record and can demonstrate to the Corporation such indirect ownership and such Nominee Holder's entitlement to vote such securities. In addition to any other requirements under applicable law, the Restated Certificate of Incorporation or these Bylaws, persons nominated by stockholders for election as Directors of the Corporation and any other proposals by stockholders shall be properly brought before the meeting only if notice of any such matter to be presented by a stockholder at such meeting of stockholders (the "Stockholder Notice") shall be delivered or mailed and received by to the Secretary of the Corporation at the principal executive office of the Corporation not less than 90 nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences 30 days before such anniversary date and ends 30 days after such anniversary date (an annual meeting date outside such period being referred to herein as an "Other Meeting Date"), such Stockholder Notice shall be given in the manner provided herein by the later of the close of business on (i) the date 90 days prior to such Other Meeting Date or (ii) the tenth day following the date such Other Annual Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a Director or Directors of the Corporation shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such nominee(s), the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the Corporation) and any other information regarding such person required by law to be disclosed in solicitations of proxies for the election of directors, each such person's signed consent to serve as a Director of the Corporation if elected, such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders, and a description of all arrangements and understandings between or among any of such stockholder, such person or persons nominated for election and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder. Any stockholder who gives a Stockholder Notice of any matter proposed to be brought before the meeting (not involving nominees for director) shall deliver, as part of such Stockholder Notice, the text of the proposal to be presented and a brief written statement of the reasons why such stockholder favors the proposal and setting forth such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder, if applicable, any material interest of such stockholder in the matter proposed (other than as a stockholder) and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of, and entitlement to vote, securities at the meeting of stockholders. As used herein, shares "beneficially owned" shall mean all shares that such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act. Notwithstanding anything to the contrary in these Bylaws, a party to the Shareholders' Agreement that is exercising its right to designate a Director pursuant to Section 2.01(a) thereof shall not be required to deliver a Stockholders' Notice with respect to such designee.

        (c)   Only such matters shall be properly brought before a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the Stockholder Notice required by Section 1.11(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the day on which the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such a meeting is publicly announced or disclosed.

        (d)   For purposes of this Section 1.11, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

        (e)   In no event shall the adjournment or postponement of an annual meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 1.11. This Section 1.11 shall not apply to shareholder proposals made pursuant to Rule 14a-8 under the Exchange Act.

        (f)    The person presiding at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees and other matters proposed to be brought before a meeting has been duly given in the manner provided in this Section 1.11 and, if not so given, shall direct and declare at the meeting that such nominees and other matters shall not be considered.

        1.12    Consent of Stockholders in Lieu of Meeting.    Unless otherwise provided in the Restated Certificate of Incorporation, whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing in accordance with the General Corporation Law to such corporate action being taken. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

        Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing. If the action which is consented to is such as would have required the filing of a certificate under any section of the General Corporation Law if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written notice and written consent have been given as provided in Section 228 of the General Corporation Law.

ARTICLE 2

BOARD OF DIRECTORS

        2.1    General Powers.    Except as may otherwise be provided by law, by the Restated Certificate of Incorporation or by these Bylaws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation.

        2.2    Number and Term of Office.    The number of Directors constituting the entire Board of Directors shall be seven, which number may be modified from time to time only by resolution adopted by the affirmative vote of not less than 70% of all Directors then in office, but in no event shall the number of Directors be less than five. Each Director (whenever elected) shall hold office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires.

        2.3    Nomination and Election of Directors.    (a) Except as otherwise provided in the Shareholders' Agreement, nominations of persons to be elected to be members of the Board of Directors may be made only (i) by or at the direction of the Board of Directors or a Committee thereof or (ii) by a stockholder or Nominee Holder in accordance with Section 1.11 hereof. Only persons who are nominated in accordance with this Section 2.3(a) will be eligible for election to the Board of Directors.

        (b)   Except as otherwise provided in Sections 2.12 and 2.13 of these Bylaws and in the Shareholders' Agreement, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present and subject to the provisions of the Shareholders' Agreement, the Directors shall be elected by a plurality of the votes validly cast in such election.

        2.4    Annual and Regular Meetings.    The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, facsimile or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him or her at his or her usual place of business, or shall be delivered to him or her personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting.

        2.5    Special Meetings; Notice.    Special meetings of the Board of Directors shall be held whenever called by the Chief Executive Officer (or the President, if there is no Chief Executive Officer) or, in the event of his or her absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone, facsimile or electronic mail, or on five days' notice, if notice is mailed to each Director, addressed to him or her at his or her usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him or her, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat.

        2.6    Quorum; Voting.    At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. The provisions of this Section 2.6 shall be subject to the Shareholders' Agreement for so long as the Shareholders' Agreement remains in effect.

        2.7    Adjournment.    A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section 2.5 shall be given to each Director.

        2.8    Action Without a Meeting.    Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors.

        2.9    Regulations; Manner of Acting.    To the extent consistent with applicable law, the Restated Certificate of Incorporation and these Bylaws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

        2.10    Action by Telephonic Communications.    Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

        2.11    Resignation.    Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the Chief Executive Officer (or to the President, if there is no Chief Executive Officer) or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

        2.12    Removal of Directors.    Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of stockholders called for that purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in Section 2.13 of these Bylaws. The provisions of this Section 2.12 shall be subject to the Shareholders' Agreement for so long as the Shareholders' Agreement remains in effect.

        2.13    Vacancies and Newly Created Directorships.    If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until the next annual meeting of stockholders, and until his or her successor has been elected and qualified, or until his or her earlier death, resignation or removal.

        2.14    Compensation.    The amount, if any, which each Director shall be entitled to receive as compensation for his or her services as such shall be fixed from time to time by resolution of the Board of Directors.

        2.15    Reliance on Accounts and Reports, etc.    A member of the Board of Directors, or a member of any Committee designated by the Board of Directors, shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, including without limitation independent certified public accountants and appraisers.

ARTICLE 3

EXECUTIVE COMMITTEE AND OTHER COMMITTEES

        3.1    How Constituted.    The Board of Directors may designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. In addition, unless the Board of Directors has so designated an alternate member of such Committee, in the absence or disqualification of a member of such Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or redesignated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his or her successor shall have been designated or until he or she shall cease to be a Director, or until his or her earlier death, resignation or removal.

        3.2    Powers.    During the intervals between the meetings of the Board of Directors, the Executive Committee, if created by the Board of Directors, and except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation, including the power to declare dividends. Each such other Committee shall have and may exercise such powers of the Board of Directors as may be provided by resolution of the Board, provided, that neither the Executive Committee nor any such other Committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law to be submitted to stockholders for approval or (ii) adopt, amend or repeal any of these Bylaws. The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it.

        3.3    Quorum; Voting.    Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of such Committee.

        3.4    Action without a Meeting.    Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or writings are filed with the minutes of the proceedings of the Committee.

        3.5    Regulations; Manner of Acting.    Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceeding. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such.

        3.6    Action by Telephonic Communications.    Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting.

        3.7    Resignation.    Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the Chief Executive Officer (or to the President, if there is no Chief Executive Officer). Unless otherwise specified therein, such resignation shall take effect upon delivery.

        3.8    Removal.    Any member (any alternate member) of any Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the whole Board of Directors.

        3.9    Vacancies.    If any vacancy shall occur in any Committee, by reason of death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors or the remaining members of the Committee as provided in Section 3.1 hereof.

ARTICLE 4

OFFICERS

        4.1    Titles.    The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine, and may also elect a Chairman of the Board, one or more Vice Chairmen of the Board, a Chief Executive Officer, a Chief Financial Officer and a General Counsel, and such other officers as it may from time to time designate. Any number of offices may be held by the same person. No officer need be a Director of the Corporation.

        4.2    Election.    Unless otherwise provided in the resolution by the Board of Directors electing any officer, each officer shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors at any regular or special meeting or by unanimous written consent.

        4.3    Salaries.    The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

        4.4    Removal and Resignation; Vacancies.    Any officer may be removed with or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the Chief Executive Officer (or to the President, if there is no Chief Executive Officer). Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

        4.5    Authority and Duties.    The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these Bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law.

        4.6    Powers and Duties.    The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Secretary shall have the duty to record the proceedings of the meetings of the stockholders, the Board of Directors and any committees in a book to be kept for that purpose.

        4.7    Security.    The Board of Directors may direct that the Corporation secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE 5

CAPITAL STOCK

        5.1    Certificates of Stock, Uncertificated Shares.    The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the Chairman of the Board, President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Restated Certificate of Incorporation and these Bylaws.

        5.2    Signatures; Facsimile.    All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        5.3    Lost, Stolen or Destroyed Certificates.    The Secretary of the Corporation may cause a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation, alleged to have been lost, stolen or destroyed, upon delivery to the Secretary of an affidavit of the owner or owners of such certificate, or his, her or their legal representative setting forth such allegation. The Secretary may require the owner or owners of such lost, stolen or destroyed certificate, or his, her or their legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

        5.4    Transfer of Stock.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Section 151, 156, 202(a) or 218(a) of the General Corporation Law. Subject to the provisions of the Restated Certificate of Incorporation, the Shareholders' Agreement and these Bylaws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

        5.5    Record Date.    In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than ten days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        5.6    Registered Stockholders.    Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interest. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

        5.7    Transfer Agent and Registrar.    The Board of Directors may appoint one or more transfer agents and registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

ARTICLE 6

OFFICES

        6.1    Registered Office.    The registered office of the Corporation in the State of Delaware shall be located at 9 East Loockerman Street, Dover, Delaware 19901, and the Corporation's registered agent shall be National Registered Agents, Inc.

        6.2    Other Offices.    The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

[Note: Consider adding a provision that provides that employees and agents who are not directors or officers of the Corporation shall be entitled to be indemnified by the Corporation. (Directors and officers are indemnified under Section 9.1 of the Restated Certificate of Incorporation.]

ARTICLE 7

GENERAL PROVISIONS

        7.1    Dividends.    Subject to any applicable provisions of law and the Restated Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation.

        7.2    Reserves.    There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve.

        7.3    Execution of Instruments.    The Chief Executive Officer, President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

        7.4    Corporate Indebtedness.    No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors shall authorize. When so authorized by the Board of Directors, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of any interest thereon, by instruments executed and delivered in the name of the Corporation.

        7.5    Deposits.    Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the Chief Executive Officer (or to the President, if there is no Chief Executive Officer), or by such officers or agents as may be authorized by the Board of Directors or the Chief Executive Officer (or to the President, if there is no Chief Executive Officer) to make such determination.

        7.6    Checks.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the Chief Executive Officer (or to the President, if there is no Chief Executive Officer) from time to time may determine.

        7.7    Sale, Transfer, etc. of Securities.    To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

        7.8    Voting as Stockholder.    Unless otherwise determined by resolution of the Board of Directors, the Chief Executive Officer (or to the President, if there is no Chief Executive Officer) or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

        7.9    Fiscal Year.    The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall end in each case on December 31.

        7.10    Seal.    The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.

        7.11    Books and Records.    Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.

ARTICLE 8

AMENDMENT OF BYLAWS

        8.1    Amendment.    Except as otherwise provided by law, these Bylaws may be adopted, amended or repealed:

          (a)   by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such adoption, amendment or repeal is contained in the notice or waiver of notice of such meeting; or

          (b)   at any regular or special meeting of the stockholders, provided notice of such adoption, amendment or repeal is contained in reasonable detail in the notice or waiver of notice of such meeting.

ARTICLE 9

CONSTRUCTION

        9.1    Construction.    In the event of any conflict between the provisions of these Bylaws as in effect from time to time and the provisions of the Restated Certificate of Incorporation as in effect from time to time, the provisions of the Restated Certificate of Incorporation shall be controlling.

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BYLAWS NEXTEL PARTNERS, INC.